As filed with the Securities and Exchange Commission on August 1, 2025.

Registration No. 333-285724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Freedom Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Florida	4911	56-2560951
(Incorporation or	(Primary Standard Industrial	(I.R.S. Employer
organization)	Classification Code Number)	Identification Number)

10524 Independence Ave.

Chatsworth, CA 91311

(818) 357-3155

(Name, address, telephone number of agent for service)

Pablo Diaz

Chief Executive Officer

10524 Independence Ave.

Chatsworth, CA 91311

(818) 357-3155

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Communication Copies to

Jeff Turner

JDT Legal

7533 S Center View Ct, #4291

West Jordan, UT 84084

Telephone: (801) 810-4465

Facsimile: (888) 920-1297

Email: jeff@jdt-legal.com

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates, as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Act 1, Section 8A of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to Section 8A, may determine.

The information in this prospectus is not complete and may be changed without notice. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither the Registrant nor the Selling Security Holders are soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 1, 2025

Up to 105,000,000 Shares of Common Stock

FREEDOM HOLDINGS, INC.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offering to sell these securities and it is not a solicitation of an offering to buy these securities in any state where the offer or sale of such securities is not permitted.

This prospectus relates to the resale from time to time, of up to 105,000,000 shares of the common stock of Freedom Holdings, Inc. (hereafter, “we,” “us,” “our,” “FHLD,” or the “Company”) by the Selling Stockholder. We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the Selling Stockholder. We do however, receive proceeds from the sale of securities pursuant to the STRATA Purchase Agreement. Any participating broker-dealers and, if the Selling Stockholder is an affiliate of any such broker-dealers, are “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they are broker-dealers. Our common stock is traded on the over-the-counter market under the symbol “FHLD”. The closing price for our common stock as of the date of this filing was $0.12 per share, as reported by OTC Markets.

The shares being registered herein are comprised of 105,000,000 shares of common stock that are issuable pursuant to the STRATA Purchase Agreement (“SPA”) that we entered into with ClearThink Capital Partners, LLC (the “Selling Stockholder”) on January 30, 2025. The purchase price of the shares that may be sold to Selling Stockholder under the SPA will be equal to (i) 80% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is less than or equal to $0.25 per share; (ii) 85% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.26 and $0.50 per share; (iii) 88% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.51 and $0.99 per share; and (iv) 90% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is greater than or equal to $1.00 per share. The actual date and price per share of the Company’s common stock pursuant to any such put right under the SPA is unknown and, thus, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 105,000,000 shares, we may need to register additional shares to maximize the SPA. Therefore, the number of shares issued from the SPA may be substantially greater than the number of shares being registered hereunder. See “Summary of SPA”  on page 22 for a more complete discussion of the SPA and the terms by which we may issue additional shares of our common stock.

The Selling Stockholder may sell all or a portion of these common shares from time to time in market transactions to any market on which the common stock is then traded, in negotiated transactions or otherwise, and at prices, and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We expect that we will need approximately $1,000,000 in capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through sales of multi-media and entertainment related products and services, borrowings, and private placements of our common stock.

Pablo Diaz, our President and CEO, has the majority of the voting rights of holders of our capital stock through his ownership of (i) 32,740,942 shares of our Common Stock; and (ii) all 10,000,000 shares of our Series A preferred stock. The Series A Preferred class is entitle to 89.5% of the vote, on a fully-diluted basis, on all matters submitted to shareholders for a vote. Accordingly, as the owner of all Series A shares, Mr. Diaz will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. The shares issuable from the Equity Financing Agreement will dilute the ownership interest and voting power of existing stockholders. See “Risk Factors” on page 8 to read about factors you should consider before purchasing shares of our common stock.

Our auditor has been charged with violations by the Securities and Exchange Commission (“SEC”).The SEC’s complaint alleges that Oyebola and his firm deliberately failed to take action upon learning that a certain client created multiple fake audit reports bearing the auditor’s signature and included them in SEC filings as though they were issued by the auditing firm. See  corresponding “Risk Factors” on page 12.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The Selling Stockholder may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 1, 2025

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

i

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

ii

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Additional Information.”

FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The availability of wholesale goods to fulfill product orders, and expand the product line;

•	Our ability to obtain additional capital to finance the expansion of our business, to maintain reporting requirements, to maintain adequate inventory, or to extend terms of credit to our customers;

•	Our reliance upon management and particularly Pablo Diaz, our Chief Executive Officer, to execute our business plan;

•	The willingness and ability of third parties to honor their contractual commitments;

•	The amount of dilution that our shareholders will experience as a result of the Equity Financing Agreement and the underlying shares that that may be sold from time to time pursuant thereto;

•	The volatility of our common stock price; and

•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “FHLD” and the “Company” refer to Freedom Holdings, Inc. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Terms and definitions used throughout this Prospectus:

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End User. Individual, organization, or entity that ultimately uses or benefits from the energy produced by the project. They are the final recipients of the energy generated, which is generally the business owner or the homeowner.

•	EPC. A contractor that is responsible for engineering and designing, procuring the materials, and constructing an alternative energy project.

•

Guarantor. In regard to this document, guarantor applies to the group that maintains oversight, controls all financial components, and will step in to fix issues if they are to arise. Guarantor also in this sense of the word is the party managing the process from beginning to end.

•

ITC Credit. Federal tax incentive in the United States designed to encourage the adoption of alternative energy systems. It allows homeowners and businesses to deduct a percentage of the cost of installing alternative energy panels or alternative energy systems from their federal income taxes.

•

Owners Rep Project Management. Services provided by a professional or firm that acts on behalf of the project owner during the planning, design, and construction phases of a project. The owner's representative ensures that the project aligns with the owner's goals, budget, and timeline, while coordinating between contractors, designers, and other stakeholders. Their role includes:

o	Project Oversight: Monitoring progress, quality, and adherence to contractual agreements.
o	Communication Management: Serving as the liaison between the owner and the project team.
o	Risk Mitigation: Identifying potential issues and implementing solutions to avoid delays or cost overruns.
o	Decision Support: Offering expert advice to help the owner make informed decisions.

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Redline. The baseline cost of a solar system or service that an installer or provider charges to the sales organization. Essentially, it's the wholesale or set price at which the installer agrees to provide and install the system, including materials and labor, leaving no room for markup at that level. For example:

o

A solar installation company might set a redline of $2.00 per watt for their services. This price includes equipment costs (panels, inverters, racking), installation, permitting, and other standard project-related costs.

o

A solar sales organization operating above that red line can mark up the prices say, charging $2.50 per watt to the customer. The difference between the red line and the final price (in this case, $0.50 per watt) represents the sales organization's gross margin or commission.

The redline system provides clarity between the solar installer and the sales organization, as it ensures that the installer receives consistent, agreed-upon payment while giving sales representatives flexibility in pricing and profit margins.

•	Sales Representative. A professional responsible for lead-generation and selling alternative energy solutions to customers. Their main role is comprised of

o	generating lead and sales opportunities.
o	educating potential clients about the benefits of alternative energy power,
o	assessing their energy needs,
o	recommending appropriate systems or services, and
o	explaining cost savings, financing options, tax incentives (like Alternative energy ITC), and environmental advantages.
o	Each sales representative must be trained and onboarded onto the TAG grid platform

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•

Service Provider. Organization or /company that offers specific services to residential homeowners and businesses/commercial entities, to complete an alternative energy project on the end user’s premises. Regarding TAG, the service provider is our direct customer not the end user. The end user (defined above) is the customer of the service provider.

•	TAG. The Awareness Group

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TAG Approved Broker. An independent contractor that has been approved to offer TAG services to potential clients and earn a commission in doing so. TAG Approved Brokers are vetted, trained and onboarded onto the platform and are part of the TAG GRID.

•	TAG Capital. TAG’s in-house financial arm.

o	Creates TAG-owned Prepaid PPAs and Leases
o	Prepares ITC Credits for Sale
o	Prepare Consumer Notes for Sale or Servicing
o	Is part of the TAG GRID

•	TAG Contractors. The contractor has been fully vetted and is approved to use TAG’s services and accept installation work for TAG’s projects. TAG Contractors have access to:

o	Material source and procurement.
o	Financial services via TAG Financial Services
o	Offering additional installation business via TAG Sales from their Dealer Network
o	Is vetted, trained and onboarded onto the platform and is part of the TAG GRID

•	TAG Dealers. A sales organization that TAG has vetted, trained and approved to use the following services TAG Offers:

o	Use of TAG Financial Services offerings
o	Connection to contractors to complete their projects.
o	Sales Training and Assistance as necessitated.
o	Leads to bolster sales production.
o	Is vetted, trained and onboarded onto the platform and is part of the TAG GRID

•

TAG Distribution. Responsible for developing relationships with manufacturers and distribution centers and utilizes relationships with manufacturers and vendors to source materials for their contractors.

•	TAG Financial Services. Manages the front-end process partnering with EPCs and sales organizations, while providing exclusive access to TAG funding products and third-party lending solutions.

o	Contract Preparation
o	Structure the funding solution
o	Prepares and finalizes the optimal Financial Solutions to give the client the solutions it wants and needs
o	Quality Assurance and Quality Control
o	In House Sales Assistance
o	Sales Closing Recorded Verification Calls
o	For these services, TAG charges a fee. equaling approximately
o	Part of the TAG GRID

•

TAG Grid- The platform and business model which integrates financing, sales, procurement, and installation solutions for alternative energy projects via our customers which are service providers to end users in the industry.

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FREEDOM HOLDINGS, INC A/K/A Freedom Acquisition Corp. (“we”, “us”, “our”, the “Company”, “TAG” or the “Registrant”) was incorporated in the State of Maryland on June 16, 2005. The Company was formed to participate in the mortgage industry, however, was forced to cease mortgage operations during the 2008 housing crisis at which time the Company acquired small oil and gas leases in SE Kansas. In 2012 the company sold the leases and began an unsuccessful effort to develop technology to recycle asphalt shingles. In 2015, the Company began consulting other small private and public companies assisting in the process of going public and introduction of legal and auditing firms. On January 18, 2023, the Company entered into a Definitive Agreement with MedCann Industries, Inc. (“MedCann”) whereby (i) MedCann acquired a majority equity position in the Company in exchange for $50,000 consideration, and (ii) John Vivian was appointed as CEO of the Company. The Company and MedCann closed the Definitive Agreement on February 3, 2023.

In June 2024, it was decided to cease all operations and activities associated with the MedCann.

On September 17, 2024, the Company closed a reverse merger transaction with The Awareness Group LLC (TAG), founder of the TAG GRID and an emerging player in the alternative energy space, whereby TAG became a wholly owned and operating subsidiary of Freedom Holdings, Inc. Under terms of the agreement, the following occurred:

•	TAG shareholders obtained control of 89.5% of FHLD through a restated Series A Preferred class of stock;
•	TAG CEO Pablo Diaz and the TAG management team took over as the executive team for FHLD;
•	TAG assumed control of the FHLD board and appointed its existing board members to the FHLD board.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.
•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election is irrevocable and allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Overview

TAG is an integrated infrastructure and service provider to the alternative energy industry. Through our proprietary national platform, the TAG GRID, we deliver a full suite of support services that enable solar sales organizations and licensed contractors to more efficiently develop and deploy residential and commercial solar energy projects. Our clients are not the end users of energy systems; rather, we serve the industry service providers—the sales teams and installers—who sell and implement these systems for homeowners and businesses.

TAG does not perform installations, nor does it employ solar sales agents. Instead, we support our customers by providing services across five interconnected business units, all of which operate under the TAG GRID platform. These divisions offer support in project financing, contractor sourcing and management, material procurement, back-office services, sales infrastructure, and financial product development and servicing. We act as the project guarantor, meaning we maintain full oversight of each solar project from origination to completion and step in to resolve any issues throughout the project lifecycle.

Our Business Model – The TAG GRID

The TAG GRID platform integrates the essential elements of solar project execution and embeds quality control throughout the value chain. It includes the following operational silos:

•

TAG Financial Services: Supports sales organizations and EPCs (engineering, procurement, and construction firms) by preparing contracts, structuring financing solutions, performing quality assurance and control, and assisting with sales closings. TAG charges a fee for each transaction and also earns revenue through servicing consumer loans.

•

TAG Capital: Manages TAG’s internal fund and creates proprietary financial products such as prepaid Power Purchase Agreements (PPAs) and consumer loan notes. This division also monetizes Investment Tax Credits (ITCs)—federal tax incentives worth up to 30–40% of project value—which we either sell or securitize. These activities generate long-term, recurring revenue and create balance sheet assets for future leverage.

•

TAG Construction: Maintains a vetted national network of licensed solar contractors. We bid out installation work to this network and earn a markup on labor and installation scope of work. Contractors receive materials and financial support through other TAG silos, ensuring project efficiency and standardization.

•

TAG Distribution: Through our relationships with national manufacturers and distributors, we procure solar materials at scale and resell them to our contractor network at a markup. This provides a dependable revenue stream while helping standardize material sourcing across projects.

•

TAG Dealer & Broker Network: TAG currently partners with over 627 independent sales representatives and organizations who refer projects to TAG. These dealers and brokers are trained, vetted, and onboarded to use TAG’s platform. They can access financing tools, installation support, leads, and back-office infrastructure. TAG earns a spread between what is charged to the dealer and what it pays for fulfillment and financing services.

To ensure the satisfaction of the end user, we handle or oversee capital procurement, contractor and installer management, material sourcing, quality assurance through owner’s rep project management, compliance with documentation standards, and project funding disbursements and vendor payments.

If a contractor or service provider underperforms, TAG steps in to rectify the issue, protect the customer and investor, and move the project to completion.

Revenue Model

TAG generates revenue across each business silo. The list below provides the percent of overall revenue generated across each business silo as well as a brief description as to how said revenues are generated.

•	TAG Financial - 54% - Service fees for financial packaging, project coordination, and documentation review
•	TAG Construction- 9% - Margins made on upcharged construction costs charged vs pricing paid out to TAG-approved contractors.
•	TAG Distribution 11% - Upcharges on distributed solar equipment
•	TAG Networks 14% - Margins between redline contractor/install pricing and the end-user pricing
•	TAG Capital 12% - Asset creation and sale (loan notes, ITCs, PPAs) through TAG Capital

Our largest source of revenue is currently TAG Financial Services, but we expect future growth in TAG Capital and increased contribution from the Construction and Distribution silos.

TAG Financial and TAG Capital Products and Revenue Generation

For the fiscal quarter ended December 31, 2024, TAG Financial and TAG Capital collectively accounted for approximately 66% of our total revenue, with TAG Financial contributing 54% and TAG Capital contributing 12%. The majority of revenue derived from these segments is attributable to structured financing products and services designed to facilitate the deployment of residential and commercial solar projects.

NO FICO Prepaid Power Purchase Agreements (PPAs)

Our NO FICO Prepaid PPAs are structured financial products under which homeowners prepay for a 30-year supply of solar-generated electricity. These agreements are distinguished by the elimination of traditional FICO score requirements, relying instead on alternative creditworthiness indicators such as mortgage payment history and current status of utility accounts. The Company markets these PPAs through a network of approved dealers and brokers and partners with licensed contractors for system installation.

Under a prepaid PPA, the homeowner remits a lump-sum payment in exchange for solar electricity over the agreement term. The Company recognizes revenue from these agreements in accordance with ASC 606 on a milestone or ratable basis, depending on system commissioning, performance obligations, and delivery of power. Revenue is also generated through monetization of associated Investment Tax Credits (ITCs) and from structuring fees where applicable.

Consumer Loan Notes

TAG also offers consumer loan products enabling homeowners to finance prepaid PPAs. In these transactions, TAG either retains servicing rights, generating recurring interest income, or transfers loan receivables to third-party investors, generating upfront cash proceeds. These consumer notes are structured and issued by TAG Capital, which facilitates loan origination and prepares them for sale or securitization.

Capital and Operating Lease Facilitation

For commercial customers, TAG Financial arranges both capital and operating leases for solar energy systems through third-party financial institutions. TAG serves as a non-party intermediary, structuring lease terms and aligning them with client objectives. Revenue to TAG is derived from structuring and facilitation fees charged to counterparties at lease origination. TAG does not retain ownership of the leased systems and is not a lessor or guarantor under these agreements.

Proprietary Financial Structuring Model

TAG’s proprietary payout model integrates multiple financial components—including internal loan origination, margin-based material procurement, ITC monetization, and securitization of consumer receivables—to optimize project-level profitability. This model allows TAG to capture multiple revenue streams from each solar transaction, increasing margins relative to traditional EPC (Engineering, Procurement, and Construction) firms. Collectively, these strategies have demonstrated the potential to enhance project-level profitability by more than 25% compared to standard third-party financed installations.

Customer Savings and Revenue Alignment

As part of our standard financial analysis process, each solar project is evaluated to ensure that the end user (the homeowner or business) will realize a minimum of 10% electricity cost savings in the first year compared to their utility baseline. This savings projection is derived from energy usage modeling, rate comparisons, and solar production estimates using tools such as PV Watts. The Company’s revenues from such transactions are independent of the end user’s realized utility savings and are contractually derived from fees, loan servicing, or asset sales.

Project Oversight and Limited Guaranty

TAG does not provide legal guarantees for the performance or repayment obligations of customers, dealers, contractors, or third-party financiers. However, TAG maintains operational oversight across financed projects and retains the right, but not the obligation, to intervene and remedy non-performance (e.g., reassign contractors or adjust system design) to ensure project delivery and uphold the Company’s brand and channel integrity. These interventions are discretionary and do not create enforceable financial liability on behalf of the Company.

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Industry Context

The solar and alternative energy industry has evolved from vertically integrated models to more specialized, decentralized business models. This shift has created a significant need for support infrastructure that bridges the gap between sales and installation. TAG fills that role by allowing contractors and sales organizations to focus on their core functions while relying on us for operational, financial, and logistical support. Our model helps reduce our clients' overhead, increase transaction velocity, and improve overall project outcomes.

Corporate Information

TAG is a Nevada corporation headquartered at 10524 Independence Ave., Chatsworth, CA 91311. We employ 11 full-time corporate staff who oversee operations across all five business units. These include dedicated Vice Presidents for Construction, Financial Services, and Sales, supported by directors and administrative personnel. All project-level labor, sales agents, contractors, and brokers are independent and not on TAG’s payroll.

Recent Developments

On January 30, 2025, we entered into a Standby Share Purchase Agreement (SPA) with a non-affiliated institutional investor (the “Selling Stockholder”) for the sale of up to $10 million in common stock. We also entered into related Registration Rights Agreements, and this prospectus registers up to 105,000,000 shares of our common stock for resale under the Securities Act of 1933, as amended.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file quarterly and annual reports, as well as other information with the Securities and Exchange Commission (“SEC”) under File No. 000-54163. Such reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at various regional and district offices maintained by the SEC throughout the United States. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding us and other registrants that file electronic reports and information with the SEC.

Recent Financings and/or Material Agreements

REPM Acquisition

On January 25, 2025, Freedom Holdings, Inc. dba The Awareness Group (the “Company” or “FHLD” or “TAG”) entered an Equity Purchase Agreement (the “Agreement”) with Renewable Energy Products Manufacturing Corp. (“REPM”) pursuant to which the Company acquired (i) a 51% ownership interest in REPM; and (ii) an option to acquire the remaining 49% within the next twelve months, subject to REPM having at least $250,000 in EBITDA. As consideration for its purchase, TAG is onboarding REPM onto its platform, has agreed to assume REPM’s operating expenses, and is integrating REPM into TAG’s operations (the “Onboarding Plan”), which includes:

•	Payment of the Company’s operating expenses incurred between January 25, 2025, and the Closing Date;
•	Providing capital needed to pay Company’s monthly operating expenses;
•	Implementation of all TAG Programs into the Company;
•	Executive business acumen;
•	Proprietary Growth Strategies;
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Necessary Human Capital, including the retention of all current Company employees and the provision to the Company of sufficient administrative support to facilitate, process, fund, and implement all projects sold by Company;

•	Provision of all Shared Services to Company, including but not limited to Marketing, Human Resources and Accounting; and
•	Placement in TAG Grid to promote additional Business Opportunities.

On June 26, 2025, the Company determined that REPM was not fulfilling needs that TAG had anticipated. As such, the Company and REPM mutually agreed to unwind the acquisition.

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Other Subsidiaries and Their Contributions to Our Business

As of the date of this prospectus, Freedom Holdings, Inc. (the “Company”) operates through multiple majority- and minority-owned subsidiaries that support various aspects of our integrated solar financing, marketing, installation, and technology strategy. These subsidiaries include Captain Manicorn, Candela Coin, Standard Eco, and Southwest Financial. Each entity plays a specific role in contributing to the Company’s operations and long-term strategic goals. The Company owns a majority interest (51%) in Captain Manicorn; the remaining 49% is held by unrelated third-party individuals who are not officers, directors, or affiliates of the Company. The Company exercises operational and financial control over Captain Manicorn.

Captain Manicorn

Captain Manicorn is a digital media and customer acquisition subsidiary that focuses on social media content creation and digital engagement. Through video production, sweepstakes campaigns, and social media promotions, Captain Manicorn generates consumer interest and directs high-intent leads to the Company’s solar financing platform. These leads are provided to our internal sales team and third-party channel partners. While Captain Manicorn does not directly offer solar services, its digital engagement strategy supports customer pipeline growth and market visibility.

Candela Coin

Candela Coin is a technology-driven subsidiary that integrates blockchain and Internet-of-Things (IoT) infrastructure into our renewable energy ecosystem. The entity operates a tokenized loyalty rewards platform, issuing Candela Coins to customers based on verified solar energy production. These rewards may be used to offset financing costs or exchanged through digital currency platforms. While not a direct revenue-generating subsidiary at this time, Candela Coin supports customer retention and differentiates the Company’s value proposition in the solar finance space.

Standard Eco

Standard Eco is our primary solar installation partner. Although operated independently, it is majority-owned by the Company and is responsible for completing residential and commercial solar installations nationwide. The Company does not employ installation personnel directly but relies on Standard Eco’s operational teams for permitting, construction, compliance, and commissioning. Standard Eco’s role ensures that financed solar systems are installed efficiently and according to regulatory standards, thereby facilitating the monetization of power purchase agreements and associated loan receivables.

Southwest Financial

Southwest Financial is the Company’s financial services and underwriting arm. It is responsible for originating, reviewing, and administering consumer loan notes and prepaid Power Purchase Agreements (PPAs). This subsidiary performs creditworthiness assessments, verifies system production forecasts, and structures solar financing terms to ensure project-level financial viability. It also manages loan quality controls and compliance monitoring. Revenue from these structured financial products is recognized either over time or at the point of sale depending on whether the Company retains servicing rights or transfers the underlying assets.

The following flow chart depicts the Company’s corporate structure

THE OFFERING

Securities Offered	Up to 105,000,000 shares of our common stock for public and private resale.

Offering Price	The Selling Stockholder will offer and sell its shares of common stock in accordance with the terms of the SPA.

Shares Outstanding

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, we have 58,608,825 shares of common stock issued and outstanding. We entered into a SPA pursuant to which Selling Stockholder has agreed to purchase up to $10,000,000 worth of shares of our common stock from time to time. These put shares are issuable from time to time, as the Company may direct, at a purchase price of (i) 80% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is less than or equal to $0.25 per share; (ii) 85% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is between $0.26 and $0.50 per share; (iii) 88% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is between $0.51 and $0.99 per share; and (iv) 90% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is greater than or equal to $1.00 per share. For purposes of this prospectus, we have assumed a purchase price of $0.096 and the initial registration of 105,000,000 shares of common stock issued pursuant to the SPA to the Selling Stockholder. However, because the actual date and price per share of the Company’s common stock pursuant to any put right under the SPA is unknown, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 105,000,000 shares, the Company may need to register additional shares to maximize the SPA. Therefore, the number of shares issued from the SPA may be substantially greater than the number of shares being registered hereunder. (see “Business – Summary of SPA” on page 22).

We are also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. 10,000,000 shares of our preferred stock are designated Series A Preferred Stock and issued and outstanding at this time. There are also 10,000,000 shares of our preferred stock designated as Series B, all of which are also issued and outstanding.

Symbol for Our Common Stock	FHLD

Use of Proceeds	We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the Selling Stockholder.

Distribution Arrangements

The Selling Stockholder may, from time to time, sell any or all of their shares of common stock on the OTC Pink or other market or trading platform on which our shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. We will not be involved in any of the selling efforts of the Selling Stockholder.

Risk Factors

An investment in our common stock is subject to significant risks that you should carefully consider before investing in our common stock. For a further discussion of these risk factors, please see “Risk Factors” beginning on page 8.

Underwriter

The Selling Stockholder is considered an underwriter of Freedom Holdings, Inc. An underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended September 30, 2024, and 2023 were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after December 31, 2024 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

As a smaller public company, our costs of complying with SEC reporting rules are disproportionately high compared to other larger companies.

Freedom Holdings, Inc. is considered a “reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore, we incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs. In proportion to our operations, these costs are far more significant than our publicly-traded competitors. Unless we are able to reduce these costs or increase our operating revenues, our costs to remain a reporting issuer will limit our ability to use our cash resources for other more productive uses that could provide returns to our shareholders.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

To expand our business, we require access to capital and credit. We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If we are unable to access lines of credit, we may be unable to produce health and beauty products to certain customers who would otherwise be willing to enter into purchase contracts with us. The loss of potential and existing customers because of an inability to finance the purchase of products and services would have a material adverse effect on our financial condition and results of operations.

Non-performance of suppliers on their sale commitments and customers on their purchase commitments could disrupt our business.

We enter into sales and purchase orders with customers and suppliers for products and services at fixed prices. To the extent either a customer or supplier fails to perform on their commitment, we may be required to sell or purchase other available products and services at prevailing market prices, which could be significantly different than the fixed price within the sale and purchase order and therefore significant differences in these prices could cause losses that would have a material adverse effect on our business, financial condition, results of operations and cash flows.

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If we are unable to retain our sales staff, our business and results of operations could be harmed.

Our ability to compete and develop our business is largely dependent on the services of Pablo Diaz, our Chief Executive Officer, and certain other third-party consultants and suppliers which assist him in securing sales of certain products and services. If we are unable to retain Mr. Diaz’s services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mr. Diaz and, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of Mr. Diaz’s death, disability, or other inability to perform services for us.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other companies. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in sales, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. Our business could be adversely affected because of increased competition from these companies, who may choose to increase their direct marketing or provide less advantageous price and credit terms to us than to our competitors.

Current and future litigation could adversely affect us.

Though we are currently not involved in any legal proceedings, from time to time we are involved in legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Florida corporate law. Our articles of incorporation generally provides that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

In addition to provisions in our Articles of Incorporation and Bylaws, we have also entered into indemnification agreements with our directors and officers that provide a right of indemnification to the fullest extent permissible under Florida law. These charter, Bylaw, and contractual provisions may limit our shareholders’ ability to hold our directors and officers accountable for breaches of their duties, or otherwise discourage shareholders from enforcing their rights, either directly or derivatively, against our directors or officers.

Our auditor has been charged with violations by the Securities and Exchange Commission

Our auditor, Olayinka Oyebola & Co. (Chartered Accountants), and its principal, Olayinka Oyebola, (the "Auditor") have been charged by the Securities and Exchange Commission with aiding and abetting violations of the antifraud provisions of the federal securities laws. The SEC’s complaint alleges that the Auditor and his firm deliberately failed to take action upon learning that a certain client created multiple fake audit reports bearing the Auditor’s signature and included them in SEC filings as though they were issued by Oyebola’s firm. Oyebola allegedly made material misstatements and Oyebola and the firm helped said cleint conceal that the audit reports were fake, resulting in the auditor, investors, and regulators relying upon the misstatements and fake audit reports to their detriment. The relief sought includes potential civil penalties as well as permanent injunctive relief, including an order permanently barring the Auditor from acting as an auditor or accountant for U.S. public companies or providing substantial assistance in the preparation of financial statements filed with the Securities and Exchange Commission. These charges and penalties, if imposed, could potentially cause the Company to find a new auditor, leading to potential restatements, delays in regulatory filings or reputational harm. Refer to the Securities and Exchange Commission’s press release, available at https://www.sec.gov/newsroom/press-releases/2024-157.

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Risks Relating To This Offering and Our Common Stock

If the selling shareholder sells a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The Selling Shareholder is offering up to 105,000,000 shares of our common stock through this prospectus. Should the Selling Stockholder decide to sell our shares at a price below the current market price at which they are quoted, such sales will cause that market price to decline. Moreover, we believe that the offer or sale of a large number of shares at any price may cause the market price to fall. A steep decline in the price of our common stock would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The sale of our common stock under the SPA may cause dilution, and the sale of the shares of common stock, or the perception that such sales may occur, could cause the price of our common stock to fall.

On January 30, 2025, we entered into the SPA with the Selling Stockholder. Pursuant to the SPA, the Selling Stockholder has committed to purchase up to $10,000,000 of our common stock. The per share purchase price for the shares that we may sell under the SPA will fluctuate based on the price of our common stock as disclosed herein.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control, and which may not be directly related to us. These factors include the following:

•	The lack of trading volume in our shares;

•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;

•	Variations in our operating results;

•	Any shortfall in revenue or any increase in losses from expected levels;

•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

•	General economic trends and other external factors.

•

If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. A penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend, and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTC Pink. The Selling Stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

Based upon the terms of the SPA as described on page 22 of this prospectus under “Summary of SPA”, the following table illustrates the number and percentage of shares of our common stock held by the Selling Stockholder upon issuance of the shares that are covered by this prospectus:

Conversion at Assumed Price(1)
Principal Amount	Number of Shares Received(2)	Pct. of Total Outstanding Shares(3)	Pct. of Outstanding Shares Held by Non-Affiliates(4)

$10,000,000	105,000,000	64%	80%

$10,000,000	105,000,000	64%	80%

(1)

The purchase price of the shares that may be sold to Selling Stockholder under the Standby SPA will be equal to (i) 80% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is less than or equal to $0.25 per share; (ii) 85% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.26 and $0.50 per share; (iii) 88% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.51 and $0.99 per share; and (iv) 90% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is greater than or equal to $1.00 per share. For purposes of this prospectus, we have assumed a share price of $0.096.

(2)

Because the actual date and price per share under the SPA is unknown, the actual price per share is undetermined. Consequently, the number of shares actually issuable may be substantially greater than the number being registered.

(3)	Based on 58,608,825 shares of our common stock issued and outstanding as of January 30, 2025, and assuming the issuance of 105,000,000 new shares of common stock to the Selling Stockholder.
(4)

Based on 58,608,825 shares of our common stock issued and outstanding as of January 30, 2025, and assuming the issuance of 105,000,000 new shares of common stock to the Selling Stockholder, but excluding shares held by executive officers, directors, and beneficial holders of more than 10% of our common stock equaling 32,740,942 shares.

The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder, (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any of an agency transaction not in excess of a customer brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-244.

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We have advised the Selling Stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the Selling Stockholder in connection with resales of its shares under this registration statement.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Freedom Holdings, Inc. will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares, we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will not receive any proceeds upon the sale of shares by the Selling Stockholder in this offering. However, We do receive proceeds from the sale of securities pursuant to the SPA, including, up to $10,000,000 under the SPA, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to the Selling Stockholder under the SPA. See “Plan of Distribution” on page 14 of this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to the Selling Stockholder under the SPA to further develop our health and beauty product lines and marketing of the same through our internet radio service and for other general corporate purposes. We will have broad discretion in determining how we will allocate the proceeds from any sales to the Selling Stockholder.

There is no guarantee that the Company will be able to sell all shares contemplated in the Registration Statement under the terms of the SPA. Even if we sell in excess of $10,000,000 worth of shares of our common stock to the Selling Stockholder pursuant to the SPA, we will need to obtain additional financing in the future in order to fully fund all of our planned product and service-related research and development activities. Furthermore, it is likely that we will need to do further registration statements to fill the Selling Stockholder SPA. We may seek additional capital in the private and/or public equity markets, pursue government contracts and grants as well as business development activities to continue our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

SELLING STOCKHOLDER

The following table sets forth the shares beneficially owned, as of January 30, 2025, by the Selling Stockholder prior to the offering contemplated by this prospectus, the number of shares the Selling Stockholder is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 58,608,825 shares of our common stock issued and outstanding as of January 30, 2025. The Selling Stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock.

Selling Stockholder	Shares Beneficially Owned Before this Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering(2)	Number Of Shares Beneficially Owned After this Offering(3)	Percentage of Outstanding Shares Beneficially Owned After this Offering
Selling Stockholder LLC	0	0%	105,000,000	-0-	-0-

(1)

Based on 58,608,825 outstanding shares of our common stock as of January 30, 2025. Although we may at our discretion elect to issue to the Selling Stockholder up to $10,000,000 of our common stock under the SPA, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(2)

Assumes a purchase price of 0.096 which price represents an 80% discount to the average of the two (2) lowest Volume Weighted Average Price of the Issuer’s common stock during the five (5) trading days after the clearing date. Because the actual date and price per share for the Company’s put right under the SPA is unknown, the actual purchase price for the shares is unknown. Accordingly, the actual shares issuable pursuant to the SPA may be significantly more than the amount of shares being registered herein.

(3)	Includes: (i) shares of common stock held by the Selling Stockholder that are issued and outstanding, (ii) shares of common stock issuable pursuant to the SPA that are being registered hereunder.

Except for the SPA and other documents ancillary thereto, and the shares as described in this prospectus, there is no prior or existing material relationship between us or any of our directors, executive officers, or control persons and the Selling Stockholder.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTC Pink under the symbol “FHLD”. We had approximately 112 registered holders of our common stock as of the filing of this prospectus. Registered holders do not include those stockholders whose stock has been issued in street name. The price for our common stock as of the date of this prospectus was $0.0001 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTC Pink, during the two previous years.

	Price Range(1)
	High	Low
FYE quarter September 30, 2025
First quarter	$0.208	$0.102

FYE ended September 30, 2024
Fourth quarter	$0.28	$0.102
Third quarter	$0.19	$0.11
Second quarter	$0.378	$0.023
First quarter	$0.24	$0.061

FYE ended September 30, 2023
Fourth quarter	$0.36	$0.08
Third quarter	$0.49	$0.0066
Second quarter	$0.0066	$0.0006
First quarter	$0.0110	$0.0003

(1)	The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Dividends and Distributions

We have not paid any cash dividends on our common stock since inception and do not anticipate paying cash dividends in the foreseeable future. We expect that that any future earnings will be retained for use in developing and/or expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for the six months ended March 31, 2025, and 2024.

Revenues. For the six months ended March 31, 2025, the Company executed prepaid Power Purchase Agreements (PPAs) and originated consumer loan notes with gross transaction value totaling $14,793,455. However, in accordance with ASC 606, the Company determined that only $199,478 of this amount qualified for revenue recognition during the period. The remainder is deferred and will be recognized over the life of the related contractual arrangements.

Revenue recognized for the six-month period ended March 31, 2025, was attributable to the following operating segments:

Operating Segment	% of Recognized Revenue	$ Revenue	Description
TAG Financial	54%	$107,718.12	Service fees for financial structuring, project coordination, and documentation review related to PPAs and loan notes
TAG Construction	9%	$17,953.02	Margins made on upcharged construction costs charged vs pricing paid out to TAG-approved contractors.
TAG Distribution	11%	$21,942.58	Upcharges on distributed solar equipment
TAG Networks	14%	$27,926.92	Margins between redline contractor/install pricing and the end-user pricing
TAG Capital	12%	$23,937.36	Asset creation and sale (loan notes, ITCs, PPAs) through TAG Capital
TOTAL	100%	$199,478.00

TAG Financial remains the Company’s principal revenue-generating division, with revenues derived primarily from structuring fees and ongoing servicing income related to financial products. The Company did not generate any revenue for the six months ended March 31, 2024.

Cost of Sales. Our cost of sales for the three months ended March 31, 2025, and 2024, were $145,545 and $0, respectively. Cost of sales associated with the above revenue primarily includes contractual payments to third-party solar contractors and sales organizations. For the period ended march 31, 2025, costs were allocated as follows (as a percentage of project-level costs):

•	Construction and Installation Costs: Approximately 28.4% of project costs were allocated to licensed solar contractors for labor, equipment procurement, permitting, and compliance.
•	Dealer and Sales Commissions: Approximately 9.2% of project costs were attributable to commission payments to third-party sales agents and approved channel partners.

The Company does not directly employ installation personnel and instead contracts with certified installers. Similarly, customer acquisition is performed through independent sales organizations under commission-based agreements.

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Professional Fees. Professional fees for the three months ended December 31, 2024, were $-0- as compared to $295 for the year ended September 30, 2023. Professional fees consist mainly of the fees related to the audits and reviews of the Company’s financial statements as well as the filings with the Securities and Exchange Commission. We anticipate that professional fees will increase in future periods as we scale up our operations.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $226,806 for the three months ended December 31, 2024, as compared to $65 the three months ended December 31, 2023. We anticipate that SG&A expenses will increase commensurately with an increase in our operations.

Liquidity and Capital Resources

As of March 31, 2025, our primary source of liquidity consisted of approximately $40,389 in cash and cash equivalents, which are held in a major U.S. bank. We have incurred substantial net losses resulting in negative working capital and accumulated deficits of $10,689,228 and $10,434,110 as of March 31, 2025 and 2024, respectively. For the six months ended March 31, 2025, we generated a net loss of $391,535.

Initially, our operations were financed primarily through capital contributions and shareholder loans from our Chief Executive Officer. As of March 31, 2025, the CEO has advanced approximately $1,160,000 to the Company to fund working capital, software development, platform operations, marketing, and other general corporate expenses. These advances are treated as loans and accrue interest at an annual rate of 12.75%. Additionally, in February 2025, we issued convertible promissory notes totaling $60,000.

This internal funding approach has allowed the Company to maintain operational and strategic flexibility without the dilution or covenants typically associated with third-party capital. However, it also limits the Company’s ability to scale rapidly or respond to liquidity shortfalls without continued reliance on the CEO’s personal resources or future external fundraising.

We believe that our current capital resources are insufficient to support ongoing operations and business development initiatives, particularly in light of the funding requirements associated with scaling our solar financing platform and related subsidiaries. We will likely require significant additional financing to advance our growth strategy and maintain operations. There is no assurance that additional capital will be available on favorable terms or at all. If we are unable to secure adequate financing, we may be required to delay, scale back, or cease certain business activities, which would have a material adverse effect on our financial condition and results of operations. Any future equity financings would likely result in substantial dilution to existing shareholders.

Following is management’s discussion of the relevant items affecting results of operations for the years ended September 30, 2024, and 2023.

Revenues. The Company generated $1,272,800 and $0 in revenues during the years ended September 30, 2024, and 2023, respectively. For the 12 months ended September 30, 2024, the Company executed prepaid Power Purchase Agreements (PPAs) and originated consumer loan notes with gross transaction value totaling $1,272,800. However, in accordance with ASC 606, the Company determined that only $52,400 of this amount qualified for revenue recognition during the period. The remainder is deferred and will be recognized over the life of the related contractual arrangements.

The revenues for year-end 2024 were generated by our newly acquired wholly owned subsidiary, The Awareness Group, LLC (“TAG”), and are a direct result of TAG’s post-merger operations from September 15, 2024 through September 30, 2024. Revenue recognized for the period was attributable to the following operating segments:

Operating Segment	% of Recognized Revenue	$ Revenue	Description
TAG Financial	54%	$28,296.00	Service fees for financial structuring, project coordination, and documentation review related to PPAs and loan notes
TAG Construction	9%	$4,716.00	Margins made on upcharged construction costs charged vs pricing paid out to TAG-approved contractors.
TAG Distribution	11%	$5,764.00	Upcharges on distributed solar equipment
TAG Networks	14%	$7,336.00	Margins between redline contractor/install pricing and the end-user pricing
TAG Capital	12%	$6,288.00	Asset creation and sale (loan notes, ITCs, PPAs) through TAG Capital
TOTAL	100%	$52,400.00

Cost of Sales. Our cost of sales for the years ended September 30, 2024, and 2023, were $20,877 and $0, respectively. This increase is a result of the operations of TAG. We expect revenues and corresponding cost of sales to increase year over year as we continue grow and expand operations through TAG.

Stock Based Compensation. Stock based compensation for the years ended September 30, 2024, and 2023, was $254,000 and $351,000, respectively, a decrease of $97,000 which was driven by the change in management in conjunction with the acquisition of TAG.

Professional Fees. Professional fees for the year ended September 30, 2024 were $26,364 as compared to $40,380 for the year ended September 30, 2023. Professional fees consist mainly of the fees related to the audits and reviews of the Company’s financial statements as well as the filings with the Securities and Exchange Commission. We anticipate that professional fees will increase in future periods as we scale up our operations.

Selling, General and Administrative Expenses.

Other selling, general and administrative expenses were $29,732 for the year ended September 30, 2024 as compared to $4,076 for the year ended September 30, 2023. We anticipate that Other SG&A expenses will increase commensurate with an increase in our operations.

Other Income (Expense). The Company had net other income of $(20,426) for the year ended September 30, 2024. For the year ended September 30, 2024, the Company recorded a gain on extinguishment of debt of $34,000 and incurred interest expense of $8,620. The Company had net other income of $(399,918) for the year ended September 30, 2023. For the year ended September 30, 2023, the Company recorded a gain on extinguishment of debt of $7,382 and incurred interest expense of $11,844.

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Liquidity and Capital Resources

As of September 30, 2024, our primary source of liquidity consisted of $95,815 in cash and cash equivalents. We hold most of our cash reserves in local checking accounts with local financial institutions.

We have sustained significant net losses which have resulted in an accumulated deficit at September 30, 2024 of $9,950,869 and are currently experiencing a substantial shortfall in operating capital which raises doubt about our ability to continue as a going concern. We generated a net loss for the year ended September 30, 2024 of $42,637. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) generate revenues and sales of our products and services at levels sufficient to cover our costs and provide a return for investors, (ii) attract additional capital in order to finance growth, and (iii) successfully compete with other comparable companies having financial, production and marketing resources significantly greater than those of the Company, and (iv) increasing costs associated with maintaining public company reporting requirements.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our multi-media entertainment business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. Other than the agreement discussed below, there is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our Company and our business, and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

We believe the following more critical accounting policies are used in the preparation of our financial statements:

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

Research and Development. Research and development costs are charged to operations when incurred and are included in operating expenses.

Recent Accounting Pronouncements

There were various accounting standards and interpretations recently issued, none of which are expected to have a material impact on the Company’s consolidated financial position, operations, or cash flows.

MANAGEMENT’S PLAN TO CONTINUE AS A GOING CONCERN

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related party when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph which has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

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Forward-Looking Statements

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

Other uncertainties that could affect the accuracy of forward-looking statements include:

•	the worldwide economic situation;

•	any changes in interest rates or inflation;

•	the willingness and ability of third parties to honor their contractual commitments;

•	our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition for risk capital;

•	our capital expenditures, as they may be affected by delays or cost overruns;

•	environmental and other regulations, as the same presently exist or may later be amended;

•	our ability to identify, finance and integrate any future acquisitions; and

•	the volatility of our common stock price.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this report. We do not intend to update these forward-looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

BUSINESS

Our Company

At The Awareness Group (TAG) (OTC: FHLD), we're not just participating in the alternative energy revolution-we're driving it. Powered by innovation, TAG is raising the bar with the TAG GRID, a national platform offering a unique suite of solar services and financing solutions for both commercial and residential projects. TAG takes care of every stage of the project, from concept to installation, and also acts as the guarantor for all projects. This ensures a seamless experience for TAG GRID members and their customers, resulting in higher satisfaction for service providers and end users alike. Our growth is fueled by TAG Financial, which operates through two key divisions. TAG Financial Services (TFS) supports TAG GRID members by managing the front-end processes-partnering with sales organizations and EPCs while providing exclusive access to TAG and third-party lending products and innovative fintech solutions. Meanwhile, TAG Capital, our in-house fund management arm, takes it a step further by directly funding proprietary lending products and maximizing the value of our loan portfolios and investment tax credits (ITCs). While organic growth is at the core of our strategy, we're also expanding through a proven acquisition strategy, bringing forward-thinking companies under the TAG umbrella. This approach adds new offerings, drives incremental revenue and strengthens TAG's position as the trusted guarantor for all TAG GRID projects. Together, these efforts are propelling TAG to new heights, delivering unparalleled value to our customers, employees, partners, and investors. With TAG, the future of energy is already here.

The TAG GRID empowers distributors to achieve unprecedented growth by simplifying solar project delivery. Our all-in-one platform integrates financing, procurement, and installation, eliminating complexity and freeing our partners to focus on what matters most: closing deals and scaling their business.

TAG-approved channel partners get access to all of TAG’s services that comprise the TAG GRID, including:

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TAG Dealer Program (14% of total revenue) – Sales representatives from all over the country can bring their sales opportunities to TAG to obtain financing solutions, installation sources, and development services for all of their residential and commercial alternative energy projects.

TAG Dealers receive:

•	Access to exclusive TAG Finance products, available nationwide.
•	Access to TAG Approved installers.
•	Access to TAG’s robust commercial alternative energy development experts to assist in completing your commercial projects.
•	Access to TAG exclusive leads to bolster your sales and profits.
•	Opportunity to earn TAG stock options as a reward for performance.

Benefits:

•	Increase sales by offering flexible financing options to customers.
•	Expand product offerings with a wider range of solutions.
•	Improve customer satisfaction with streamlined processes.
•	Access dedicated support and training from the TAG GRID.

TAG Financial (54% of total revenue) – This division is responsible for originating and managing financing solutions for residential and commercial solar customers. Our product offerings include Power Purchase Agreements (PPAs), capital and operating leases, and consumer loans. TAG Financial operates through a network of TAG-approved dealers and contractors who offer these financing options to homeowners and businesses.

TAG Financial provides:

•	Residential and commercial solar loans;
•	Capital and operating leases;
•	Traditional and prepaid Power Purchase Agreements (PPAs), including our proprietary NO FICO Prepaid PPA, which allows qualified customers to participate in solar programs without reliance on credit scores;
•	End-to-end financial structuring, documentation, and customer support.

Approved partners gain access to TAG-exclusive finance products and a full-service finance division that supports all aspects of the transaction, from proposal to funding. Our proprietary payout models and structured financial solutions are designed to improve contractor margins and ensure that customers realize a minimum of 10% first-year energy savings.

TAG Capital, a wholly owned subsidiary of the Company and part of TAG Financial, functions as our in-house asset management and funding division. TAG Capital originates, owns, and services its own portfolio of consumer loan notes and PPAs. As of March 31, 2025, we reported approximately $14.7 million in residential loan notes on our balance sheet, which represent our owned loan portfolio. These financial instruments are associated with the prepaid financing of long-term solar energy contracts.

TAG Capital does not underwrite or broker third-party loan notes, PPAs, or Investment Tax Credits (ITCs). The subsidiary’s activities are limited to:

•	Underwriting and servicing consumer loan notes originated by TAG Capital for its own customers;
•	Structuring and managing PPAs that TAG Capital owns and controls;
•	Monetizing the value of PPAs and associated federal ITCs to the extent available under applicable tax law, solely in connection with TAG-financed projects.

TAG Capital does not act as a broker, dealer, or intermediary on behalf of other companies or institutional investors. It does not issue, underwrite, or arrange solar financing instruments for third parties. All underwriting, servicing, and portfolio management activities relate exclusively to financial products originated and retained by the Company.

This focused approach allows TAG Capital to maintain direct control over asset performance, servicing standards, and customer engagement, ensuring alignment with long-term revenue recognition practices under ASC 606 and supporting the Company’s scalable financing model.

TAG Distribution (11% of total revenue) – TAG GRID contractors can utilize TAG’s national distribution channels to receive attractive pricing and terms exclusive to TAG’s channel partners.

Key Features:

•	Nationwide network of warehouses and logistics partners.
•	Efficient order fulfillment and inventory management systems.
•	Dedicated support for distributors and their customers.
•	Access to marketing materials and sales tools.

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TAG Contractor Program (9% of total revenue) – Our TAG-approved contractors have immediate access to all our finance and distribution offerings, and are also eligible to receive additional installation opportunities from TAG to add to their bottom line.

Benefits:

•	Gain access to a steady stream of projects and leads.
•	Increase brand visibility and credibility through TAG Grid association.
•	Benefit from competitive pricing on materials and equipment.
•	Receive training and support to enhance skills and knowledge.

Requirements – All TAG-approved contractors must have the following:

•	Valid contractors license in the states you wish to install.
•	Proof of insurance and workman’s comp.
•	Excellent customer reviews – Taking care of customers is a TAG mandate.
•	TAG will approve contractors with less than 2 years in business, unlike many of the other lenders in our space.

Support – TAG contractors have access to our finance department for any and all of their needs. In essence, our finance department becomes an extension of your business.

•	Quality assurance
•	Recorded verification calls
•	Contract preparation
•	Proposal review

TAG Broker Program (12% of total revenue) – Becoming a TAG-approved broker allows for the opportunity to earn a healthy, residual-based income simply by referring TAG’s extensive catalogue of services to potential channel partners who need them.

Employees

As of the date of this filing, we have a total of 11 full-time employees.

Properties

Our principal executive offices are located at 15169 N Scottsdale Rd, Suite #205. Scottsdale AZ 85254. At this location, we lease 500 sqft of office space for $350/month on a month-to-month basis. We believe that our office facilities are suitable and adequate for our operations as currently conducted and contemplated.

Legal Proceedings

On April 25, 2025, the Company was named as a defendant in a complaint in relation to an agreement entered into by the Company’s prior management team. The Plaintiff alleges it is owed compensation for services rendered in relation to the acquisition of The Awareness Group.

From time to time, we may be a party to other legal proceedings incidental to the normal course of our business including the enforcement of our rights under contracts with purchasers and suppliers.

Summary of SPA

On January 30, 2025, the Company entered into the SPA by and among the Company, and Selling Stockholder pursuant to which Selling Stockholder has agreed to purchase up to $10,000,000 of the Company's common stock to be sold at a price equal to (i) 80% of the average of the two (2) lowest volume weighted average prices (“VWAP”) of the Company’s Common Stock if the VWAP is less than or equal to $0.25 per share; (ii) 85% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.26 and $0.50 per share; (iii) 88% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is between $0.51 and $0.99 per share; and (iv) 90% of the average of the two (2) lowest VWAPs of the Company’s Common Stock if the VWAP is greater than or equal to $1.00 per share. Furthermore, the put shares issuable from the SPA must be registered with the SEC in a current registration statement and Selling Stockholder shall only be required to purchase up to 9.99% of the issued and outstanding shares of common stock of the Company. The registration rights of Selling Stockholder are outlined in the Registration Rights Agreement filed as an exhibit to this report and details the obligations of the Company. The SPA terminates after 24 months.

Under applicable SEC rules and relevant Exchange Act Compliance and Disclosure Interpretations, we are registering 105,000,000 shares of common stock that may be issued pursuant to the SPA and sold by the Selling Stockholder. However, because the actual date and price per share for the issuance of shares under the SPA is unknown, the actual purchase price for the shares is unknown. Accordingly, we caution readers that, although we are registering 105,000,000 shares, the number of shares issued from the SPA may be substantially greater than the number of shares being registered hereunder.

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Other than as set forth above, there are no trading volume requirements or restrictions under the SPA. With respect to the SPA, we will control the timing and amount of any sales of our common stock to Selling Stockholder.

Investing in the Company through the SPA carries several material risks. One significant risk is the potential dilutive effect of the pricing mechanism used to issue new shares, which can adversely impact the Company's existing shareholders by lowering the overall share price. This dilution occurs as new shares are introduced to the market, potentially outpacing demand and further driving down the stock's value.

Additionally, there is a risk that the Company may not be able to access the full amount available under the equity line. Factors such as market conditions, the Company's financial performance, or regulatory constraints could limit the amount of capital the Company can raise through this mechanism. If access to the full equity line is restricted, the Company may face funding shortfalls that could hinder its operations and growth prospects, ultimately affecting investor returns.

Conditions to Sales

Under the SPA, the following conditions must be satisfied in order for us to sell shares of our common stock to Selling Stockholder:

•	The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be declared effective for the sale of our shares to Selling Stockholder.

•

Our representations and warranties contained in the SPA must be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions that have temporarily caused any representations or warranties to be incorrect and which have been corrected with no continuing impairment to us or Selling Stockholder.

•	We must have performed in all material respects all covenants, agreements and conditions required by the SPA to be performed, satisfied or complied with by us.

•

No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the SPA, and no proceeding has been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the SPA.

•

The trading of our common stock has not been suspended by the SEC, the principal trading market for our common stock or Financial Industry Regulatory Authority, Inc. and our common stock has been approved for listing or quotation on and has not been delisted from such principal market.

•

The number of shares of our common stock to be purchased by Selling Stockholder at a particular closing may not exceed the number of shares that, when aggregated with all other shares of common stock then beneficially owned by Selling Stockholder, would result in Selling Stockholder owning more than 9.99% of all of our outstanding common stock.

•	We must have no knowledge of any event more likely than not to have the effect of causing the registration statement of which this prospectus forms a part to be suspended or otherwise ineffective.

SPA Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Selling Stockholder to terminate the SPA.

No Short-Selling by the Selling Stockholder

The Selling Stockholder has agreed that neither they nor any of their respective affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the SPA.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names and ages of our directors and executive officers as of September 30, 2024, are set forth below. Our Bylaws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position
Pablo Diaz (1)	48	Chief Executive Officer and Chairman of the Board
Brian Odle (2)	52	Interim Chief Financial Officer and Board Secretary
Brooks Holcomb (3)	50	Independent Board Member
Marco Rubin (4)	63	Independent Board Member

(1) Pablo Diaz became CEO and Chairman of the Board on September 17, 2024, upon the closing of the reverse merger transaction with TAG.

Mr. Diaz has been a high-level executive at two successful publicly traded companies, where, since 2011, he has been party to over 14,000 alternative energy installations. He has in his career structured over $400 million dollars for alternative energy projects throughout the U.S. and Canada. A recognized industry expert, he has been featured in over 30 publications and media outlets, including the Washington Post, Houston Chronicle, and Yahoo Finance. In 2020, Mr. Diaz was awarded the Top 20 Dynamic CEO by CEO Magazine.

(2) Brian Odle has served as Interim Chief Financial Officer since the resignation of Nadia Conn on June 11, 2025.

Mr. Odle has worked in vice president and board advisor positions for several years and has more than 30 years’ experience in finance and alternative energy. Mr. Odle previously led mortgage ventures and has worked under Mr. Diaz in executive roles for over a decade. He currently oversees strategic operations, financial optimization, and investor engagement across TAG initiatives. Recent roles include: (i) The Awareness Group. Aug 2023-current. Exec VP; (ii) Solar Integrated Roofing Corporation. June 2021-Aug 2023. Sr VP; and (iii) Singlepoint Inc May 2019-June 2021.

(3) Brooks Holcomb was appointed as independent member of the Board of Directors on September 17, 2024, upon the closing of the reverse merger transaction with TAG.

Mr. Holcomb is a magna cum laude law degree recipient from the University of Miami, is a practicing attorney who owns a law firm specializing in business law. He has been published multiple times by the American Bar Association and the State Bar of Arizona, and also has been recognized as a top 50 pro bono attorney, as well as Guardian ad Litem Attorney of the Year. Mr. Holcomb owns several fine dining restaurants, has interests in multiple recognized successful businesses in Arizona and is a founder and General Counsel for a national health-based restaurant chain. Prior to joining the board of TAG, he has served on multiple board of directors, including the Foundation for Burns and Trauma, Inc. and the Joyner-Walker Foundation, Inc. Currently Mr. Holcomb serves as a Colombian Diplomat to the United Nations. He also is a United Nations Special Agent.

(4) Maro Rubin was appointed as independent member of the Board of Directors on September 17, 2024, upon the closing of the reverse merger transaction with TAG.

Mr. Rubin specializes in strengthening existing foundations within the professional investment community including venture capital, institutional investors, investment bankers, private equity and corporate venture groups. He also builds upon his existing track record with emerging technology investment operations at the local, state and national levels either through partnerships or new entity formations. Mr. Rubin possesses unique experience dealing with federal venturing operations as well as leading edge research institutions, including the National Science Foundation and the MITRE Corporation.

Director Independence

Because our common stock is listed on OTC Pink and it does not have a definition for "independence", we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

21

Based on these criteria, we have two independent directors. We do not have an audit committee, compensation committee or nominating committee.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the two fiscal years ended September 30, 2024 and 2023, the Board held no formal meetings.

We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, during the fiscal year ended September 30, 2024, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other officer, director, or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

Code of Ethics

The Company expects that its Officers and Directors will maintain appropriate standards of honesty and ethical conduct in connection with the performance of their duties on behalf of the Company. In recognition of this expectation, the Company has adopted a Code of Ethics. The purpose of this Code of Ethics is to codify standards the Company believes are reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”), or other regulatory bodies and in other public communications made by the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation for the two fiscal years ended September 30, 2024, of each person who served as our principal executive officer or principal financial and accounting officer collectively, (the “Named Executive Officers”) including any other executive officer who received more than $100,000 in annual compensation from the Company. Executive compensation has been accrued and unpaid. We did not award cash bonuses, stock awards, stock options or non-equity incentive plan compensation to any Named Executive Officer during the two years ended September 30, 2024, thus these items are omitted from the table below:

22

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary		Stock Awards		All Other Compensation (1)		Total
Pablo Diaz CEO, Chairman	2025	$		$		$		$
	2024	$		$		$		$
	2023		$-		$-		$-		$-
Nadia Conn CFO	2025	$		$		$		$
	2024	$		$		$		$
	2023		$-		$-		$-		$-
Brooks Holcomb Independent Director	2025	$		$		$		$
	2024	$		$		$		$
	2023		$-		$-		$-		$-
Marco Rubin Independent Director	2025	$		$		$		$
	2024	$		$		$		$
	2023		$-		$-		$-		$-

Outstanding Equity Awards at Fiscal Year-End

There were no grants or equity awards to our Named Executive Officers or directors during the two fiscal years ended September 30, 2024, nor for the interim period ending December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 10524 Independence Ave., Chatsworth, CA 91311-4305. As of as of the date of this prospectus, we had 3,388,065,460 shares of common stock issued and outstanding and 200 shares of preferred stock issued and outstanding. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Title of Class	Name & Address(1)	Number of Shares Beneficially Owned Prior to the Offering	Percent of Class	Number of Shares Beneficially Owned After the Offering(2)	Percent of Class(2)
Common	Pablo Diaz	32,740,942	55.86%	32,740,942	20.01%

Series A	Pablo Diaz	10,000,000	100%	10,000,000	100%

(1)	Address for the above-named shareholders: c/o Freedom Holdings, Inc., 4343 N Scottsdale Rd, #150, Scottsdale, AZ 85251

(2)	Assumes the complete issuance of all shares registered herein.

DESCRIPTION OF CAPITAL STOCK

The Selling Stockholder is offering up to 105,000,000 shares of our common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Florida Business Corporation Act, or the “FBCA,” and on our Articles of Incorporation (also sometimes referred to as our “charter”) and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the FBCA and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below.

23

Freedom Holdings, Inc. was organized as a corporation under the laws of the State of Florida on January 30, 2008. Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there were approximately 112 record holders of our common stock.

Our charter provides that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our charter.

As of the date of this prospectus, we had 58,608,825 shares of common stock issued and outstanding, 10,000,000 shares of Series A Preferred Stock issued and outstanding, and 10,000,000 shares of Series B Preferred Stock issued and outstanding. The number of shares outstanding does not include shares of common stock that are issuable pursuant to the Equity Financing Agreement.

Title of Class	Amount Authorized	Amount Outstanding
Common stock, par value $.0001 per share	500,000,000	58,608,825
Preferred stock, par value $.0001 per share	100,000,000	10,000,000
	600,000,000	68,608,825

Common Stock

Our charter authorizes us to issue up to 500,000,000 shares of common stock. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. If and when we issue shares of common stock to the Selling Stockholder pursuant to the Equity Financing Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.

Preferred Stock

Our charter authorizes us to issue up to 100,000,000 shares of preferred stock. 10,000,000 Series A Preferred shares and 10,000,000 Series B shares are designated and issued and outstanding as of the date of this prospectus. The Series A Preferred shares collectively control 89.5% (on a fully diluted basis) of the vote on all matters submitted to shareholders for a vote. The Series A Preferred class is collectively convertible into 89.5% of the Company on a fully diluted basis. The Series A Preferred shares are also entitled to dividends when/if declared and have a liquidation preference over other classes of Company stock. The Series B Preferred shares collectively control 10% (on a fully diluted basis) of the vote on all matters submitted to shareholders for a vote. The Series B Preferred class is collectively convertible into 10% of the Company on a fully diluted basis. The Series B Preferred shares are also entitled to dividends when/if declared and have a liquidation preference over Company Common Stock.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “FBCA”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

We have previously entered into indemnification agreements with certain of our current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we are entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

24

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the FBCA and Our Charter and Bylaws

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Business Combinations

Section 607 of the FBCA, is applicable to corporations organized under the laws of the State of Florida. Subject to certain exceptions set forth therein, Section 607 of the FBCA provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to mean any person that (1) is the owner of 15% or more of the outstanding voting stock of the corporation; or (2) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person referred to in clause (1) or (2) of this sentence. Under certain circumstances, Section 607 of the FBCA makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s charter or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our charter and by-laws do not exclude us from the restrictions imposed under Section 607 of the FBCA. It is anticipated that the provisions of Section 607 of the FBCA may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by JDT Legal, West Jordan, UT (“JDT Legal”).

EXPERTS

The audited consolidated financial statements of the Company for the fiscal years ended September 30, 2024, and September 30, 2023 have been included herein and in this registration statement in reliance upon reports of Olayinka Oyebola & Co., independent registered public accounting firms, and upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

25

FREEDOM HOLDINGS, INC.

FINANCIAL STATEMENTS

26

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30, 2024
	2025	Restated
ASSETS	(unaudited)	(Audited)
Current Assets:
Cash	$40,389	$95,815
Marketable securities	1,260,000	1,260,000
Accounts receivable	-	300,708
Investment tax credits	3,546,414	-
Inventory	517,000	517,000
Notes receivable	140,591	-
Other current assets	5,209	4,583
Total Current Assets	5,509,603	2,178,106
Fixed assets, net	20,858,735	7,822,463
Intangible assets, net	1,620,430	1,603,430
Crypto currency tokens	3,300,000	2,700,000
Notes receivable	11,676,591	150,000
Other assets	14,595,000	14,596,000
TOTAL ASSETS	$57,560,359	$29,049,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued project costs	$1,583,825	$6,148,304
Credit cards payable	13,512	1,980
Deferred revenue	290,423	-
Accrued payroll & related amounts	128,762	-
Other current payables	202,470	82,470
Total Current Liabilities	2,218,992	6,232,754

Non-Current Liabilities
Deferred revenue	6,158,055	-
Accrued project costs	17,663,769	-
Notes payable	142,413	136,944
Total Non-Current Liabilities	23,964,237	136,944
TOTAL LIABILITIES	26,183,229	6,369,698

Stockholders’ Equity
Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, 2,000,000 and 2,000,000 shares issued and outstanding, respectively.	200	200
Common stock, $0.0001 par value, 500,000,000 shares authorized, 58,608,825 and 58,608,825 shares issued and outstanding respectively.	5,861	5,861
Additional paid-in capital	48,291,695	39,465,501
Accumulated deficit	(10,689,228)	(10,434,110)
Total Stockholders’ Equity	37,608,528	29,037,452
Non-controlling interests	(6,231,398)	(6,357,151)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,560,359	$29,049,999

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024

Revenues	$199,478	$-	$677,152	$-
Costs of revenues	31,786	-	145,545	-
Gross margin	167,692	-	531,607	-

Operating Expenses
Professional fees	-	14,500	-	14,795
Selling, general & administrative expenses	616,036	72	923,142	137
Total operating expenses	616,036	14,572	923,142	14,932

Net (loss) from operations	(448,344)	(14,572)	(391,535)	(14,932)

Other income (expenses)
Other income	5,644	-	10,664
Interest expense	-	(2,863)	-	(5,757)
Net loss (income) attributable to non-controlling interests	152,792	-	125,753
Net (loss) prior to income taxes	$(289,909)	$(17,435)	(255,118)	(20,689)
Income tax provision (benefit)	-	-	-	-
Net (loss) attributable to parent	$(289,909)	$(17,435)	(255,118)	(20,689)

Basic and diluted (loss) per share	$(0.00)	$(0.00)	$(0.00)	$0.00

Weighted average number of shares outstanding	58,608,825	55,979,155	56,608,825	55,642,158

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

FREEDOM HOLDINGS, INC.

a/k/a FREEDOM ACQUISITION CORP

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS MARCH 31, 2025

(Unaudited)

	Preferred Stock		Common Stock		Paid-in	Subscription	Retained
	Shares	Par Value	Shares	Par Value	Capital	Receivable	Deficit	NCI	Total
2023
Balance, September 30, 2023	-	$-	55,308,825	$5,531	$9,765,828	$(5,500)	$(10,177,748)	$-	$(411,889)
Net loss for the three months ended (unaudited)	-	-	-	-	-	--	(3,254)	-	(3,254)
Balance, December 31, 2023	-	$-	55,308,825	$5,531	$9,765,828	$(5,500)	$(10,181,002)	$-	$(415,143)
Sold common stock			1,000,000	100	1,400	-			1,500
Net loss for the three months ended (unaudited)							(17,435)		(17,435)
Balance March 31, 2024		$-	56,308,825	$5,631	$9,767,228	$(5,500)	$(10,198,437)	$-	$(431,078)

2024
Balance, September 30, 2024 (Restated)	2,000,000	$200	58,608,825	$5,861	$39,465,501	$-	$(10,434,110)	$(6,357,151)	$22,680,301
Net income for the three months ended (unaudited)	-		-	-	-	-	34,791	(27,039)	7,752
Balance, December 31, 2024	2,000,000	$200	58,608,825	$5,861	$39,465,501	$-	$(10,372,281)	$(6,384,190)	$22,688,053
Additional paid in capital	-	-	-	-	$8,826,194	-	-	-	8,826,194
Net income for the three months ended (unaudited)	-	-	-				$(289,909)	152,792	(137,117)
Balance, March 31, 2025	2,000,000	$200	58,608,825	$5,861	$48,291,695	$-	$(10,689,228)	$(6,231,398)	$31,377,130

The accompanying notes are an integral part of these condensed consolidated financial statements.

7

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six months Ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(255,118)	$(20,689)
Adjustments to reconcile net (loss) to net cash provided by (used in) operations
Depreciation	62,706
Write-off of accounts receivable	300,708
Uncategorized expenses	13,505
Change in assets and liabilities
Investment tax credits	(3,546,414)
Other current assets	(626)
Notes receivable	11,667,182
Accrued project costs	13,099,290
Crypto currency coins	(600,000)
Other current assets	1,000
Deferred revenues	6,448,479
Credit card payables	11,532
Other accrued expenses	248,762
Accrued interest	5,469	5,757
Accounts payable and accruals	-	1,865
Net cash provided by (used in) operations	4,108,606	(13,067)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in intangible assets	(17,000)	-
Increase in fixed assets	(13,098,979)
Net cash (used in) investing activities	(13,115,979)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from additional paid in capital	8,826,194	11,000
Proceeds related party debt	125,753
Proceeds stock sales	-	1,500
Net cash provided by financing activities	8,951,947	12,500

Net change in cash and cash equivalents	(55,424)	(567)

Cash and cash equivalents, beginning of period	95,815	588
Cash and cash equivalents, end of period	$40,389	$21

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

8

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Freedom Holdings, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Maryland, United States of America on June 15, 2005.

Since inception and up until the September 17, 2024 merger with The Awareness Group (“TAG”), the Company has devoted substantially all its efforts to establishing a new business. The Company generated expenses and limited revenue from these efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to generate sufficient cash flows from operating activities and the ability to secure additional funding if needed to properly execute the Company’s business plan.

The Company has adopted a September 30 fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company, which include the accounts for TAG and its majority owned subsidiaries including Candela Coin, Captain Manicorn and Standard Eco.  Any non-controlling interests associated with these subsidiaries are separately disclosed in the financial statements.

All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We don’t believe we are exposed to any significant credit risk with cash.

9

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritize the inputs used to measure fair value into three levels and bases the categorization with the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820, “Fair Value Measurement” are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company’s cash and cash equivalents and short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The carrying amounts of accounts payable, advances payable and short-term loans approximate their fair value due to short term maturities.

Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, “Revenue From Contracts With Customers”. Specifically, the Company recognizes revenue from the sale and installation of solar systems on a milestone basis. As these milestones are achieved the corresponding costs and revenue are recognized. To the extent that financing for these transactions is provided by the Company, interest is recognized over the term of the financing arrangement.

Revenues from Power Purchase Agreements (“PPA”) are recognized over the applicable term of the PPA as the solar assets are utilized and power is consumed by the customer.

Cost of Sales

The cost of sales associated with revenues from the sale of solar equipment and batteries is principally comprised of materials, equipment, parts and labor. These costs are recognized as they are incurred.

The costs associated with revenues recognized under PPA’s consist primarily of depreciation associated with the solar equipment used to generate the power being purchased under the PPA by third party customers.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at March 31, 2025 and September 30, 2024 were $40,389 and $95,815, respectively.

10

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

Inventories

Inventories consist of energy devices to be used in the solar incentive programs offer by TAG. These devices will be used as activity in the incentive programs increases.

Property, Plant & Equipment

Property, plant & equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation of property, plant and equipment and amortization of leasehold improvements are determined using the straight-line method over the estimated useful lives of the related assets shown below.

Building and improvements	35 years
Solar assets	30 years
Equipment, furniture & fixtures	5 years
Vehicles	5 years
Software	3 years
Leasehold improvements	The lesser of the lease term or the estimated useful life

Depreciation expense for the three and six months ended March 31, 2025 was $34,084 and $62,706, respectively. There was no depreciation expense for the three and six months ended March 31, 2024.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. There are no potentially dilutive shares of common stock.

Share-based expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees”. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

11

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

There was no share-based expense for the three and six month periods ended March 31, 2025 and 2024.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Accounting for Income Taxes”, as clarified by ASC 740-10, “Accounting for Uncertainty in Income Taxes”. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company has applied for an extension of time to file with the Internal Revenue Service for its most recent tax filing.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of March 31, 2025.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

As of March 31, 2025, the Company had unused net operating loss carry forwards of $10,689,228 available to reduce future federal taxable income. The Company’s ability to offset future taxable income, if any, with net operating loss tax carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 can be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

Related Parties

The Company follows ASC 850, “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

Recently issued accounting pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

12

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

Reclassifications

Certain prior period amounts have been reclassified for comparison with current periods.

Explanatory Note

Subsequent to the issuance of our consolidated financial statements for the fiscal year ended September 30, 2024, management of Freedom Holdings, Inc. (the “Company”), in consultation with our independent registered public accounting firm, determined that the previously issued audited financial statements for the fiscal years ended September 30, 2024 and 2023 contained material misstatements and should no longer be relied upon.

The Company identified errors related primarily to the overstatement of accounts receivable and fixed assets, as well as the premature recognition of revenue and the incorrect accounting for certain acquisition-related transactions. As a result, the Company has restated its consolidated financial statements for the years ended September 30, 2024 and 2023.

The restatement adjustments reflect corrections to:

•	Accounts receivable balances, which were previously overstated by approximately $8.9 million as of September 30, 2024.
•	Fixed assets, which were previously understated due to the misclassification of acquisition costs and capitalized expenditures.
•	Account payables, which were previously overstated due to misclassification of capitalized expenditures.
•	Reported revenues for the year ended September 30, 2024, which have been adjusted to reflect proper revenue recognition in accordance with ASC 606.
•	Additional paid-in capital, non-controlling interest, and other equity accounts related to merger and acquisition activity.

These corrections impacted the Company’s balance sheet, income statement, and statement of stockholders’ equity for the affected periods.

The following table summarizes selected financial line item changes for the year ended September 30, 2024:

Line Item	As Previously Reported	As Restated	Change
Revenues	$1,272,800	$52,400	$(1,220,400)
Cost of Sales	$(1,005,341)	$(20,877)	$984,464
Net Loss	$(20,426)	$(256,362)	$(235,936)
Accounts Receivable	$9,201,764	$300,708	$(8,901,056)
Fixed Assets, net	$141,806	$7,822,463	$7,680,657
Total Assets	$30,270,399	$29,049,999	$(1,220,400)
Account Payable	$7,132,768	$6,148,304	$(984,464)

Significant reclassification and corrections were made to align the Company's reporting with generally accepted accounting principles in the United States (“U.S. GAAP”).

13

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

NOTE 3 – GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, the Company has only recently begun generating revenues as a result of the TAG transaction on September 17, 2024 and has an accumulated deficit of $10,689,228 at March 31, 2025.  The Company generated a consolidated net profit after non-controlling interest for the three months ended December 31, 2024 of $34,791 and generated a consolidated net loss after non-controlling interest for six month periods ended March 31, 2025 of $255,118, and until the Company can demonstrate the ability to consistently generate net income and cash flows sufficient to support operating activities, substantial doubt about our ability to continue as a going concern will remain.

The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY, PLANT & EQUIPMENT

Property, plant & equipment consists of the following at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
Solar equipment	$20,779,946	$7,680,657
Autos and vehicles	146,432	146,432
Other equipment	59,047	59,358
Total	20,985,425	7,886,446
Less: accumulated depreciation	(126,690)	(63,983)
Total property, plant & equipment, net	$20,858,735	$7,822,463

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
Customer lists and memberships	$586,430	$569,430
Exchange contracts	457,000	457,000
Websites and software	185,000	185,000
Media materials	392,000	392,000
Total intangible assets	$1,620,430	$1,603,430

NOTE 6 – CRYPTO CURRENCY TOKENS

The Company’s crypto currency tokens consisted of the following at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
Candela tokens	$2,750,000	$2,250,000
CLA tokens	550,000	450,000
Total crypto currency tokens	$3,300,000	$2,700,000

14

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

NOTE 8 – NOTES RECEIVABLE

The Company’s notes receivable consisted of the following at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
PPA notes	$11,526,591	$-
Related party	150,000	150,000
Total other assets	$11,676,591	$150,000

NOTE 9 – OTHER ASSETS

The Company’s other assets consisted of the following at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
Solar incentive program	$6,500,000	$6,500,000
Litigation settlement	6,410,000	6,410,000
Media partnership	1,200,000	1,200,000
Promoter and producer contracts	485,000	485,000
Security deposit	-	1,000
Total other assets	$14,595,000	$14,596,000

NOTE 10 – NOTES PAYABLE

On December 30, 2013, the Company received a $56,978 Demand Instalment Loan from Bruce Miller, a personal acquaintance of our former CEO. The loan incurs interest at 12% per annum. On August 7th, 2017, the Company obtained an additional unsecured, nonrecourse and open-ended loan of $50,000 from Mr. Miller. The loan incurs interest at 15% per annum. The loans require monthly repayment of principal and interest of $750.00 each, however the Company has not remained current on all required payments.

Mr. Brian Kistler, a former related party of the Company, has also made loans to the Company under similar terms, to fund operating activities.

The following sets forth the outstanding principal and accrued interest at March 31, 2025 and September 30, 2024, respectively:

	March 31,	September 30,
	2025	2024
Note payable – Bruce Miller	$86,289	$86,289
Note payable – New Opportunity Business Solutions (Brian Kistler)	36,074	36,074
Other	20,050	14,581
Total note payable and accrued interest	$142,413	$136,944

15

FREEDOM HOLDINGS, INC.

a/k/a

 FREEDOM ACQUISITION CORP

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2025

(Unaudited)

NOTE 11 – OTHER CURRENT PAYABLES

Accrued expenses totaled $202,470 and $102,426 at March 31, 2025 and September 30, 2024, respectively.

NOTE 12 – EQUITY

Preferred Stock

The preferred shares outstanding on March 31, 2025 and September 30, 2024, were 2,000,000 and 2,000,000, respectively.

Common Stock

Total common shares outstanding at March 31, 2025 and September 30, 2024 were 58,608,825 and 58,608,825, respectively.

NOTE 13 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no material subsequent events that require disclosure in these financial statements other than the following transaction.

As previously disclosed, on January 25, 2025, the Company acquired a 51% majority ownership in Renewable Energy Products Manufacturing Corp. (REPM), a leading provider of innovative commercial solar energy solutions. This strategic move is expected to integrate seamlessly into the TAG GRID and significantly enhance the Company's renewable energy capabilities, reinforcing the Company's commitment to sustainable energy development. Although this transaction was finalized it never really materialized from an operational perspective and in May of 2025 the parties decided to dissolve the agreement. No material funding was ever provided by TAG to REPM and no operating activities for REPM were ever consolidated in the operating results of TAG.

On April 22, 2025, TAG entered into a promissory note with a related party for $196,000. The note was used for general operating purposes and bears interest at 15% per annum, payable monthly at $2,450. The note is payable in full, including any unpaid interest, on July 22, 2025. The note is secured by the assets of TAG.

16

Report of Independent Registered Public Accounting Firm

 The Board of Directors and Stockholders of

Freedom Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Freedom Holdings, Inc. (the ‘Company’) as of September 30, 2024, and 2023, and the related consolidated statements of operations, changes in stockholders’ equity / (deficit) and cash flows for each of the two years ended September 30, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2024, and 2023, and the results of its operations and its cash flows for each of the two years ended September 30, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $(9,950,869), net loss of $(20,426). These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

 /s/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2024.

January 15, 2025

F-2

FREEDOM HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	September 30, 2024	September 30, 2023
ASSETS
Current Assets:
Cash	$95,815	$588
Marketable securities	1,260,000	-
Accounts receivable	9,201,764	-
Inventory	517,000	-
Other current assets	4,583	-
Total Current Assets	11,079,162	588
Fixed assets, net	141,806	-
Intangible assets, net	1,603,430	-
Crypto currency tokens	2,700,000	-
Other assets	14,746,000
TOTAL ASSETS	$30,270,399	$588

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$7,132,768	$44,500
Credit cards payable	1,980	-
Accrued expenses & other current liabilities	82,470	241,627
Total Current Liabilities	7,217,218	286,127

Non-Current Liabilities
Notes payable	136,944	126,350
Total Non-Current Liabilities	136,944	126,350
TOTAL LIABILITIES	7,354,162	412,477

Stockholders’ Equity (Deficit)
Preferred Stock, $0.0001 par value, 100,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively.	200	-
Common stock, $0.0001 par value, 10,000,000,000 shares authorized, 58,608,825 and 55,308,825 shares issued and outstanding respectively.	5,861	5,531
Additional paid-in capital	39,018,396	9,765,828
Subscription receivable	-	(5,500)
Accumulated deficit	(9,950,869)	(10,177,748)
Total Stockholders’ Equity (Deficit)	22,916,237	(411,889)
Non-controlling interests	(6,357,151)	-
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,270,399	$588

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FREEDOM HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	For the Years Ended September 30,
	2024	2023

Revenues	$1,272,800	$-
Cost of Sales	1,005,341	-
Gross Margin	267,459	-

Operating Expenses
Stock based compensation	254,000	351,000
Professional fees	26,364	40,380
Selling, general and administrative expenses	29,732	4,076
Total operating expenses	310,096	395,456

Net loss from operations	(42,637)	(395,456)

Other income (expenses)
Gain on extinguishment of debt	34,000	7,382
Interest expense	(8,620)	(11,844)
Income taxes	-	-
Net income attributable to non-controlling interests	(3,169)	-

Net loss	$(20,426)	$(399,918)

Basic and diluted loss per share	$(0.00)	$(0.01)

Weighted average number of shares outstanding	56,229,815	37,199,236

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FREEDOM HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED SEPTEMBER 30, 2024, AND 2023

(Audited)

	Preferred Stock		Common Stock		Additional
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Subscription Receivable	Retained Deficit	NCI	Total

Balance, September 30, 2022	-	$-	9,308,825	$931	$9,364,428	$-	$(9,777,830)	$-	$(412,471)
Shares issued for acquisition			40,000,000	4,000	46,000	(5,500)			44,500
Shares issued for services			2,000,000	200	350,800				351,000
Shares sold			4,000,000	400	4,600				5,000
Net loss							(399,918)		(399,918)
Balance, September 30, 2023	-	$-	55,308,825	$5,531	$9,765,828	$(5,500)	$(10,177,748)	$-	$(411,889)
Subscription cancellation						5,500			5,500
NCI								(6,357,151)	(6,357,151)
Shares issued for services			3,300,000	330	253,670				254,000
Acquisition/merger activity	2,000,000	200			29,198,698				29,198,898
Net loss							(20,426)		(20,426)
Balance, September 30, 2024	2,000,000	$200	58,608,825	$5,861	$39,218,396	$-	$(9,950,869)	$(6,357,151)	$22,916,237

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FREEDOM HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

	For the Years Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,426)	$(399,918)
Adjustment to reconcile net loss to net cash provided by (used in) operations:
Stock issued for services	254,000	351,000
Change in assets and liabilities
Accounts receivable	(101,683)	-
Accounts payable and accruals	(32,677)	(2,544)
Accrued interest	-	(244)
Net cash provided by (used in) operating activities	99,214	(51,706)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock for acquisition	-	44,500
Proceeds (repayment) of notes payable	(3,987)	2,617
Proceeds from stock sale	-	5,000
Net cash (used in) provided by financing activities	(3,987)	52,117

Net change in cash and cash equivalents	95,227	411

Cash and cash equivalents, Beginning of year	588	177
Cash and cash equivalents, End of year	$95,815	$588

Supplemental cash flow information
Cash paid for interest	$8,620	$11,844
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FREEDOM HOLDINGS, INC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Freedom Holdings, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Maryland, United States of America on June 15, 2005.

Since inception and up until the September 17, 2024 merger with The Awareness Group (“TAG”) (see Note 4 – Merger Transaction) the Company has devoted substantially all its efforts to establishing a new business. The Company generated expenses and limited revenue from these efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to generate sufficient cash flows from operating activities and the ability to secure additional funding if needed to properly execute the Company’s business plan.

The Company has adopted a September 30 fiscal year end.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, which include the accounts for TAG and its majority owned subsidiaries including Candela Coin, Captain Manicorn and Standard Eco. Any non-controlling interests associated with these subsidiaries is separately disclosed in the financial statements.

All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. We don’t believe we are exposed to any significant credit risk with cash.

Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritize the inputs used to measure fair value into three levels and bases the categorization with the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.

F-7

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under ASC 820, “Fair Value Measurement” are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs, other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g. interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company’s cash and cash equivalents and short-term investments are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The carrying amounts of accounts payable, advances payable and short-term loans approximate their fair value due to short term maturities.

Revenue Recognition

The Company has adopted Accounting Standards Codification (“ASC”) 606, “Revenue From Contracts With Customers”.  Specifically, the Company recognizes revenue from the sale and installation of solar systems on a milestone basis.  As these milestones are achieved the corresponding costs and revenue are recognized.  To the extent that financing is provided, the Company recognizes interest over the term of the financing arrangement.

Cost of Sales

Cost of sales is principally comprised of equipment and labor.  These costs are recognized as they are incurred.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents for the years ended September 30, 2024, and 2023 were $95,815 and $588, respectively.

Inventories

Inventories consist of internally created crypto tokens that are held for sale.  The tokes are adjusted to fair value based on current market prices.

Property, Plant & Equipment

Property, plant & equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation and amortization of property, plant and equipment are determined using the straight-line method over the estimated useful lives shown below.

Building and improvements	35 years
Equipment, furniture and fixtures	5 years
Software	3 years
Leasehold improvements	The lesser of the lease term or the estimated useful life

There was no depreciation expense for the years ended September 30, 2024 and 2023, respectively as the Company had no depreciable property, plant & equipment prior to the TAG transaction. Depreciation of the property, plant & equipment acquired as part of the TAG transaction began in October 2024.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. There are no potentially dilutive shares of common stock.

F-8

FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

Share-based expense

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees”. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense was $254,000 and $351,000 for the years ended September 30, 2024 and September 30, 2023, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Accounting for Income Taxes”, as clarified by ASC 740-10, “Accounting for Uncertainty in Income Taxes”. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities and net operating loss and tax credit carryforwards given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company has applied for an extension of time to file with the Internal Revenue Service for its most recent tax filing.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of September 30, 2024.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased.

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FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

As of September 30, 2024, the Company had unused net operating loss carry forwards of $258,000 available to reduce future federal taxable income. The Company’s ability to offset future taxable income, if any, with net operating loss tax carryforwards may be limited due to the non-filing of tax returns. Under the CARES act, net operating losses arising after 2017 can be carried forward indefinitely. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382.

Related Parties

The Company follows ASC 850, “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

Recently issued accounting pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

NOTE 3 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company only began generating revenue with the TAG transaction on September 17, 2024 (see Note 4 – Merger Transaction) and has an accumulated deficit of $9,950,869 at September 30, 2024. Further, the Company had a net loss of $20,426 and $399,918 for the years ended September 30, 2024 and 2023, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

The financial statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – MERGER TRANSACTON

On September 9, 2024, the Company entered into a Merger Agreement with TAG. Pursuant to the Merger Agreement, at the closing of the transaction, TAG was acquired as a wholly owned subsidiary. The transaction closed on September 17, 2024. Since that date, TAG’s operating results have been included in the Company’s consolidated results and all assets and liabilities have been included in the Company’s consolidated balance sheet.

Under the Merger Agreement, the TAG shareholders received 32,740,942 shares of the Company’s Common Stock and 10,000,000 shares of Series A Preferred Stock in exchange for assigning their LLC membership interests in TAG to the Company. As a result of the Merger, the Company is the sole member of TAG and TAG shareholders are the majority shareholders of the Company. Although shares were agreed to be exchanged as outlined, completion of all share exchanges was not fully completed until December 2024.

F-10

FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

The following reflects the TAG assets and liabilities at the transaction date:

2024
Current assets	$9,815,248
Fixed assets	141,806
Intangible assets	1,603,430
Crypto assets	2,700,000
Other non-current assets	14,746,000
Total assets	$29,006,484

Current liabilities	$6,198,427
Notes payable	14,581
Total liabilities	6,213,008
Non-controlling interests	(6,647,080)
Net equity	$28,572,412

The following depicts the proforma results for the Company for the year-ended September 30, 2024 as if the TAG transaction took place effective October 1, 2023:

2024
Revenues	$9,558,549
Cost of sales	7,268,894
Gross margin	2,289,655
Operating expenses	668,133
Net operating income	$1,621,521

Given the Company’s very limited operating activities prior to the September 17, 2024 TAG transaction, there were no pro forma adjustments deemed necessary.

NOTE 5 – PROPERTY, PLANT & EQUIPMENT

Property, plant & equipment consists of the following at September 30, 2024:

2024
Autos and vehicles	$87,204
Equipment	54,603
Total property, plant & equipment	$141,806

There was no property, plant & equipment at September 30, 2023.  The assets were acquired as part of the TAG transaction on September 17, 2024.

F-11

FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following at September 30, 2024:

2024
Customer lists and memberships	$569,430
Exchange contracts	457,000
Websites and software	185,000
Media materials	392,000
Total intangible assets	$1,603,430

The Company had no intangible assets at September 30, 2023. The assets were acquired as part of the TAG transaction on September 17, 2024.

NOTE 7 – CRYPTO CURRENCY TOKENS

The Company’s crypto currency tokens consisted of the following at September 30, 2024:

2024
Candela tokens	$2,250,000
CLA tokens	450,000
Total crypto currency tokens	$2,700,000

The Company had no crypto currency tokens at September 30, 2023. The assets were acquired as part of the TAG transaction on September 17, 2024.

NOTE 8 – OTHER ASSETS

The Company’s other assets consisted of the following at September 30, 2024:

2024
Solar incentive program	$6,500,000
Litigation settlement	6,410,000
Media partnership	1,200,000
Promoter and producer contracts	485,000
Note receivable	150,000
Security deposit	1,000
Total other assets	$14,746,000

The Company had no other assets at September 30, 2023. The assets were acquired as part of the TAG transaction on September 17, 2024.

F-12

FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 9 – NOTE PAYABLE

On December 30, 2013, the Company received a $56,978 Demand Instalment Loan from Bruce Miller, a personal acquaintance of our former CEO. The loan incurs interest at 12% per annum. On August 7th, 2017, the Company obtained an additional unsecured, nonrecourse and open-ended loan of $50,000 from Mr. Miller. The loan incurs interest at 15% per annum. The loans require monthly repayment of principal and interest of $750.00 each, however the Company has not remained current on all required payments.

Mr. Brian Kistler, a former related party of the Company, has also made loans to the Company under similar terms, to fund operating activities.

The following sets forth the outstanding principal and accrued interest at September 30:

	2024	2023
Note payable – Bruce Miller	$86,289	$86,289
Note payable – New Opportunity Business Solutions (Brian Kistler)	36,074	40,061
Other	14,581	-
Total note payable and accrued interest	$136,944	$126,350

NOTE 10 – ACCRUED EXPENSES

Accrued expenses totaled $82,470 and $241,627 at September 30, 2024, and 2023, respectively.

NOTE 11 – EQUITY

Preferred Stock

The number of preferred shares outstanding on September 30, 2023, and September 30, 2022, was 0 and 0, respectively.

Common Stock

On February 3, 2023, the Company entered into a definitive agreement with MEDcann Industries in which MEDcann agreed to purchase 40 million common shares at $0.00125 for a total of $50,000 as disclosed in Form 8k filed with the SEC on 2-10-2023. To date MEDcann has paid $30,000 towards the total purchase price.

On June 14, 2023, the Company entered into a definitive agreement with Gibraltar Securities in which Gibraltar was issued 2,000,000 at FMV of $0.1755 for a total of $351,000 as payment in full for services rendered.

On June 21, 2023, the Company sold 4,000,000 shares of common at $0.00125 per share or a total of $5,000.

On January 1, 2024 to July 3, 2024 the Company issued 3,300,000 shares of commons stock for a total of $254,000, at $0.0769 per share.

Total common shares outstanding at September 30, 2024, and 2023 were 58,608,825 and 55,308,825, respectively. (See Note 4 – Merger Transaction for further details on share transfers.)

F-13

FREEDOM HOLDINGS, INC

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2024 AND 2023

NOTE 12 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The provision for Federal income tax consists of the following at September 30:

	2024	2023
Federal income tax benefit attributable to:
Current Operations	$4,000	$84,000
Less: valuation allowance	(4,000)	(84,000)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows at September 30:

	2024	2023
Deferred tax asset attributable to:
Net operating loss carryover	$258,000	$254,000
Less: valuation allowance	(258,000)	(254,000)
Net deferred tax asset	$—	$—

At September 30, 2024, the Company had net operating loss carry forwards of approximately $258,000 that maybe offset against future taxable income. No tax benefit has been reported in the September 30, 2024 or 2023 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that effect 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. At September 30, 2024, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 13 - SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statement was available to be issued and has determined that there are no material subsequent events that require disclosure in these financial statements other than,

F-14

PROSPECTUS

FREEDOM HOLDINGS, INC.

UP TO 105,000,000 SHARES OF

COMMON STOCK

TO BE SOLD BY A CURRENT SECURITY HOLDER

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until 90 days after the date of this prospectus, all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS AUGUST 1, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$147.60
Legal fees and expenses	20,000.00
Accounting fees and expenses	25,000.00
Miscellaneous	2,500.00
TOTAL	$47,647.60

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s directors and executive officers are indemnified as provided by the Florida Revised Statutes and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On March 9, 2023, the Company issued 40,000,000 shares of Common Stock to Medcann Industries, Inc.

On June 20, 2023, the Company issued 2,000,000 shares of Common Stock to Gibraltar Securities.

On June 21, 2023, the Company issued 4,000,000 shares of Common Stock to Joseph NP Mellone.

On January 30, 2024, the Company issued 1,000,000 shares of Common Stock to Florence S. Mellone.

On April 8, 2024, the Company issued 2,000,000 shares of Common Stock to Michael Maenza.

On May 8, 2024, the Company issued 100,000 shares of Common Stock to Maenza Enterprises, LLC.

On July 3, 2024, the Company issued 3200,000 shares of Common Stock to Renee Merlo TTEE UD DTD 10/10/2016.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(i) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-2

INDEX TO EXHIBITS

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith (*)	Filing Type	Date Filed
2.1	Agreement and Plan of Merger and Reorganization dated 09/17/2024		8-K	12/12/2024
3.1	Certificate of Incorporation		10-12G	07/27/2021
3.2	Bylaws		10-12G	07/27/2021
4.1	Series A & B Preferred Stock Certificates of Designation		S-1	03/12/2025
5.1	Opinion of JDT Legal		S-1	03/12/2025
10.1	STRATA Purchase Agreement dated January 30, 2025		S-1	03/12/2025
10.2	Warrant dated January 30, 2025		S-1	03/12/2025
21.1*	List of Subsidiaries
23.1	Consent of OLAYINKA OYEBOLA & CO	*
23.2	Consent of JDT Legal (included in Exhibit 5.1)		S-1	03/12/2025
101	Interactive Data File	*
107	Calculation of Registration Fee	*

* To be filed by amendment.

II-3

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Freedom Holdings, Inc.

Date:	August 1, 2025	By:	/s/ Pablo Diaz
		Name:	Pablo Diaz
		Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pablo Diaz	Chief Executive Officer, Director	August 1, 2025
Pablo Diaz	(Principal Executive Officer)

/s/ Brian Odle	Interim Chief Financial Officer	August 1, 2025
Brian Odle

/s/ Brooks Holcomb	Independent Director	August 1, 2025
Brooks Holcomb

/s/ Marco Rubin	Independent Director	August 1, 2025
Marco Rubin

II-4